UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

Palomar Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38873

Delaware	83-3972551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500
La Jolla, California 92037

(Address of principal executive offices, including zip code)

(619) 567-5290

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLMR	Nasdaq Global Select Market

Item 1.02.                                        Termination of a Material Definitive Agreement.

On May 23, 2019, Palomar Holdings, Inc. (the “Company”) completed the redemption of all of Palomar Insurance Holdings, Inc.’s outstanding Floating Rate Senior Secured Notes due 2028 (the “Floating Rate Notes”). In accordance with the redemption provisions of the Floating Rate Notes and the Indenture, dated as of September 6, 2018, among Palomar Insurance Holdings, Inc., the Company, as the guarantor, The Bank of New York Mellon, as trustee and collateral agent, The Bank of New York Mellon, London Branch, as paying agent and The Bank of New York Mellon SA/NV, Luxembourg Branch, as registrar (collectively, “BNY”), the Floating Rate Notes were redeemed at a price equal to 102% of the principal amount. In addition, the Company paid accrued and unpaid interest on the Floating Rate Notes up to, but excluding, May 23, 2019.  Upon completion of the redemption, the Indenture, dated September 6, 2018, by and among Palomar Insurance Holdings, Inc., the Company and BNY, and the Floating Rate Notes were terminated.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2019, the Board of Directors (the “Board”) of the Company, appointed Catriona Fallon as a Class II director of the Company effective immediately, to serve until the Company’s 2021 Annual Meeting of Stockholders, and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. Ms. Fallon was also appointed as chairperson of the Audit Committee of the Board (the “Audit Committee”).  Following Ms. Fallon’s appointment, the Audit Committee consists of Ms. Fallon (chair), Richard H. Taketa and Robert E. Dowdell.

There were no arrangements or understandings between Ms. Fallon and any other persons pursuant to which she was elected as a director, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Fallon and the Company required to be disclosed herein.

Ms. Fallon was granted an initial award of 1,065 restricted stock units (“RSUs”) based on 25,000 divided by a value of $23.46, the closing price per share of the Company’s common stock on May 21, 2019 and an option to purchase 4,262 shares of the Company’s common stock at an exercise price of $23.46 per share (the “Option”). The RSUs will vest in full on the first anniversary of the grant date and the Option will vest 50% on the first anniversary of the grant date and in twelve (12) equal monthly instalments thereafter, each subject to Ms. Fallon’s continuous service.

The Company will enter into an indemnification agreement with Ms. Fallon for her service as a director of the Company, consistent with the form of the Company’s indemnity agreement entered into with its other directors and filed as an exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR HOLDINGS, INC.

Date: May 23, 2019	/s/ Mac Armstrong
Mac Armstrong
Chief Executive Officer
(Principal Executive Officer)